Steven C. Tycksen, #3300
ZOLL & TYCKSEN, L.C.
5300 South 360 West, Suite 360
Murray, Utah 84123
Telephone: 801-685-7800
Facsimile:  801-685-7808

          IN THE UNITED STATES BANKRUPTCY COURT FOR THE
                         DISTRICT OF UTAH

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|                                       |                                    |
|   In Re: FLEXPOINT SENSOR             |  Chapter 11                        |
|   SYSTEMS, INC.  a corporation,       |                                    |
|                                       |  Bankruptcy No. 01-2977JAB         |
|                  Debtor(s)            |  Honorable Judith A. Boulden       |
|                                       |                                    |
|                                       |                                    |
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____________________________________________________________________________

                      ORDER CONFIRMING PLAN
_____________________________________________________________________________

      The Debtor's Motion for Confirmation came on regularly for hearing before the above entitled Court, on Thursday, the 19th day of February, 2004 before the Honorable Judith A. Boulden, United States Bankruptcy Court Judge,

presiding. The Debtor, through John A. Sindt, its President, appeared in person and by its attorney, Steven C. Tycksen. Creditor, Delco appeared through its attorney, Gerald Sunville and the Internal Revenue Service appeared through its attorney, David Sorenson.

      The Internal Revenue Service made an Objection to the Confirmation of the Debtor's Plan of Reorganization which was resolved by stipulation on the record; and

      The Court made Findings of Fact and Conclusions of Law on the record and having determined after hearing on notice that the requirements for confirmation set forth in 11 U.S.C. 1129 have been satisfied;

      IT IS ORDERED that:

      The Plan filed by Flexpoint Sensor Systems, Inc., on January 14, 2004 is

confirmed. A copy of the confirmed Plan is attached.

DATED:   2-24-04

                                     BY THE COURT;

                                     /s/ Judith A. Boulden
                                     ______________________________________
                                     UNITED STATES BANKRUPTCY JUDGE